UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
April 2, 2009
COCA-COLA BOTTLING CO. CONSOLIDATED
(Exact name of registrant as specified in its charter)

Delaware	0-9286	56-0950585

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4100 Coca-Cola Plaza, Charlotte, North Carolina 28211
(Address of principal executive offices) (Zip Code)
(704) 557-4400
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On April 2, 2009, Coca-Cola Bottling Co. Consolidated, a Delaware corporation (the “Company”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., Wachovia Capital Markets, LLC and SunTrust Robinson Humphrey, Inc., as representatives of the several underwriters listed in Schedule I thereto (collectively, the “Underwriters”), pursuant to which the Company agreed to issue and sell to the Underwriters $110,000,000 aggregate principal amount of 7.00% senior notes due 2019 (the “Notes”). The Underwriting Agreement contains customary representations, covenants and indemnification provisions. The Notes were priced to investors at 98.238% of the principal amount thereof. The Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference.
The Underwriters and their affiliates have provided various investment and commercial banking services for the Company from time to time in the past for which they have received customary fees and expenses, including participating as lenders in the Company’s current revolving credit facility. In addition, Citigroup Global Markets Inc. and Wachovia Capital Markets, LLC serve as Joint Lead Arrangers and Joint Bookrunners under the Company’s revolving credit facility, and an affiliate of Citigroup Global Markets Inc. serves as the Administrative Agent under the revolving credit facility. The Underwriters and their affiliates may, from time to time in the future, engage in transactions with and perform services for the Company in the ordinary course of their business.
The offer and sale of the Notes is being made pursuant to the Company’s Registration Statement on Form S-3 (No. 333-155635) and the Prospectus included therein filed by the Company with the Securities and Exchange Commission on November 24, 2008, and the Preliminary Prospectus Supplement, Free Writing Prospectus and Prospectus Supplement each dated April 2, 2009 and filed with the Commission.
The closing of the sale of the Notes will occur on April 7, 2009. The Company estimates that the net proceeds from the offering of the Notes (after deducting the underwriting discount and its offering expenses) will be approximately $107.2 million. The Company intends to use this amount to repay at maturity a portion of the $119.3 million aggregate principal amount outstanding under its 6.375% Debentures due May 1, 2009 (the “Debentures due 2009”) at 100% of their principal amount plus accrued and unpaid interest to maturity. The Company intends to use cash flow from operations to repay the balance of the Debentures due 2009.
The Notes will be issued under a Supplemental Indenture dated March 3, 1995, as amended and supplemented (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as successor trustee. The Indenture was previously filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2002. The Notes will mature on April 15, 2019 and will bear interest at a rate of 7.00% per year. Interest on the Notes will be payable semi-annually in arrears on April 15 and October 15 of each year, beginning on October 15, 2009. The Notes will be unsecured senior obligations of the Company and will rank equally with its other unsecured and unsubordinated obligations. The form of the Notes is attached hereto as Exhibit 4.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
The following exhibits are filed in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit No.	Exhibit Description

1.1	Underwriting Agreement, dated April 2, 2009, among the Company, Citigroup Global Markets Inc., Wachovia Capital Markets, LLC and SunTrust Robinson Humphrey, Inc., on behalf of themselves and as representatives of the underwriters listed in Schedule I thereto.

4.1	Form of 7.00% Senior Note due 2019.

5.1	Opinion of K&L Gates LLP.

23.1	Consent of K&L Gates LLP (included in Exhibit 5.1).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COCA-COLA BOTTLING CO. CONSOLIDATED (REGISTRANT)
Date: April 7, 2009	By:	/s/ James E. Harris
James E. Harris
Senior Vice President, Chief Financial Officer

SECURITIES AND EXCHANGE COMMISSION
Washington, DC
EXHIBITS
CURRENT REPORT
ON
FORM 8-K

Date of Event Reported:	Commission File No:
April 2, 2009	0-9286
COCA-COLA BOTTLING CO. CONSOLIDATED
EXHIBIT INDEX

Exhibit No.	Exhibit Description

1.1	Underwriting Agreement, dated April 2, 2009, among the Company, Citigroup Global Markets Inc., Wachovia Capital Markets, LLC and SunTrust Robinson Humphrey, Inc., on behalf of themselves and as representatives of the underwriters listed in Schedule I thereto.

4.1	Form of 7.00% Senior Note due 2019.

5.1	Opinion of K&L Gates LLP.

23.1	Consent of K&L Gates LLP (included in Exhibit 5.1).